                                                                  Exhibit 10.11


                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

THIS AGREEMENT ("AGREEMENT") is made by and between the BOARD OF REGENTS ("BOARD") of THE UNIVERSITY OF TEXAS SYSTEM ("SYSTEM"), an agency of the State of Texas, whose address is 201 West 7th Street, Austin, Texas 78701, THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER ("MDA"), a component institution of the SYSTEM and INTRON THERAPEUTICS, INC., a Texas corporation having a principal place of business located at 301 Congress, Suite 2025, Austin, Texas 78701 ("LICENSEE").

                                    RECITALS

A. BOARD owns certain PATENT RIGHTS and TECHNOLOGY RIGHTS related to LICENSED SUBJECT MATTER, which were developed at MDA, a component institution of the SYSTEM.

B. BOARD desires to have the LICENSED SUBJECT MATTER developed and used for the benefit of LICENSEE, the inventor, BOARD, and the public as outlined in the Intellectual Property Policy promulgated by the BOARD.

C. The LICENSED SUBJECT MATTER was the subject of an OPTION AGREEMENT between MDA and the Texas Biomedical Development Partners ("TBDP"), dated December 15, 1992, a copy of which is attached hereto as Exhibit 1 for approval by BOARD, granting TBDP the option to negotiate a license from BOARD to the LICENSED SUBJECT MATTER in consideration for an option fee and commitment of research support.

D. TBDP exercised its option under the OPTION AGREEMENT in a timely manner by virtue of the letter dated June 17, 1993, a copy of which is attached hereto as Exhibit 2 for approval by BOARD, and further assigned TBDP's right and obligations under the OPTION AGREEMENT (Exhibit 1) to LICENSEE, thereby granting permission to BOARD to execute this LICENSE AGREEMENT with LICENSEE.

E. The LICENSED SUBJECT MATTER was also the subject of SPONSORED RESEARCH AGREEMENTS between MDA and the TBDP, entitled "Development of Therapeutic Treatment and Prevention of Lung Cancer" (SR93-04) and "Clinical Protocol for Modification of Oncogene and Tumor Suppressor Gene Expression in Nori-Small Cell Lung Cancer (CS93-27), respectively, and a copy of each is attached hereto as Exhibits 3 and 4 (the "RESEARCH AGREEMENTS").

F. The RESEARCH AGREEMENTS have been assigned by TBDP to LICENSEE by virtue of a letter dated November 26, 1993, a copy of which is attached hereto as
      Exhibit 5 for approval by BOARD.

G. LICENSEE is a company which was formed to develop and commercially exploit the inventions of LICENSED SUBJECT MATTER, and LICENSEE, therefore, wishes to obtain a license from BOARD to practice LICENSED SUBJECT MATTER.

NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the parties hereto agree as follows:

                                I. EFFECTIVE DATE

1.1 This AGREEMENT shall be effective as of July 20, 1994 ("EFFECTIVE DATE"), subject to approval by BOARD.

                                 II. DEFINITIONS

As used in this AGREEMENT, the following terms shall have the meanings indicated:

2.1   LICENSED FIELD shall mean all fields of use of the LICENSED SUBJECT
      MATTER.

2.2 LICENSED SUBJECT MATTER shall mean inventions and discoveries covered by PATENT RIGHTS or TECHNOLOGY RIGHTS within LICENSED FIELD.

2.3   PATENT RIGHTS shall mean any and all rights of BOARD in and to:

            (a) the patents and patent applications described in Schedule A hereto (the "Existing Patent Rights") and all patents anywhere in the world issuing thereon;

            (b) any patent or patent application of any kind anywhere in the world that claims or discloses any invention that is claimed in any of the Existing Patent Rights, or that takes priority from an application within the Existing Patent Rights or derives from an application from which any of the Existing Patent Rights derived;

            (c) all divisions, continuations, continuations-in-part, patents of addition, patents, substitutions, registrations, reissues, reexaminations or extensions of any kind with respect to any of the applications and patents described in (a) or (b) above. From time to time during the term of this AGREEMENT, upon request by either party, LICENSEE and BOARD shall promptly update Schedule A hereto to include all patent applications and patents that are then within the PATENT RIGHTS.

2.4 TECHNOLOGY RIGHTS shall mean BOARD's rights in any technical information, know-how, process, procedure, composition, biological materials, device, method, formula, protocol, technique, software, design, drawing or data relating to LICENSED FIELD and made or developed by Dr. Jack A. Roth or others working in his lab or under his supervision or direction, whether or not covered by PATENT RIGHTS, which is reasonably necessary for practicing an invention at any time covered by PATENT RIGHTS.

2.5 LICENSED PRODUCT shall mean any product, component or material the manufacture, use or sale of which would infringe a VALID CLAIM.

2.6   LICENSED TERRITORY shall mean the entire world.

2.7 SALE or sold shall mean the transfer or disposition of a LICENSED PRODUCT for value to a party other than LICENSEE or an AFFILIATE, which transfer or disposition would, but for the rights and license granted hereunder, infringe a VALID CLAIM in the country for which such LICENSED PRODUCT is transferred or disposed.

2.8 NET SALES shall mean the gross revenues received by LICENSEE, its AFFILIATES or SUBLICENSEES, from the SALE of LICENSED PRODUCTS less sales and/or use taxes actually paid, import and/or export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount).

2.9 AFFILIATE shall mean any business entity more than 50% owned by LICENSEE, or any business entity that is more than 50% owned by a business entity that owns more than 50% of LICENSEE.

2.10 VALID CLAIM shall mean either (a) a claim of an issued and unexpired patent included within the PATENT RIGHTS, which has not been held unenforceable, unpatentable or invalid by a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a pending claim in a patent application within the PATENT RIGHTS, provided that if such pending claim has not issued as a claim or an issued patent within the PATENT RIGHTS within [*] after the filing date from which such patent application takes priority, such pending claim shall not be a VALID CLAIM for purposes of this AGREEMENT unless and until, subsequent to [*] period, such pending claim is issued as a claim of an issued and unexpired patent included within the PATENT RIGHTS as set forth in (a) above. In the event that a claim of an issued and unexpired patent within the PATENT RIGHTS is held by a court or other governmental agency of competent jurisdiction to be unenforceable, unpatentable or invalid, and such holding is reversed on appeal by a higher court or agency of competent jurisdiction, such claim shall be reinstated thereafter as a VALID CLAIM hereunder.

2.11 SUBLICENSEE shall mean any third party to whom LICENSEE has granted a sublicense under the PATENT RIGHTS to make and sell LICENSED PRODUCTS, with respect to LICENSED PRODUCTS made and sold by such SUBLICENSEE. As used herein, "SUBLICENSEE" shall also mean a third party to whom LICENSEE has granted the exclusive right to distribute LICENSED PRODUCTS supplied by LICENSEE, provided that such third party is responsible for all marketing and promotion of the subject LICENSED PRODUCTS within its exclusive territory.

                         III. WARRANTY: SUPERIOR-RIGHTS

3.1 Except for the rights, if any, of the Government of the United States as set forth hereinbelow, BOARD represents and warrants its belief that it is the owner of the entire right, title, and interest in and to LICENSED SUBJECT MATTER, and that it has the sole right to grant licenses thereunder, and that it has not granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein. In addition, BOARD represents and warrants that it owns and will own all right, title and interest in and to the patent applications listed in Exhibit A as of the Effective Date, and all patents that will issue thereon; and that the patents listed on Exhibit A comprise all patents and applications owned by BOARD or MDA that claim inventions of any of the inventors listed therein which pertain to the p53 gene or K-ras or gene therapy.

3.2 LICENSEE understands that the LICENSED SUBJECT MATTER may have been developed under a funding agreement with the Government of the United States of America and, if so, that the Government may have certain rights relative thereto. This AGREEMENT is explicitly made subject to the Government's rights under any such agreement and any applicable law or regulation, including P.L. 96-517 as amended by P.L. 98-620. To the extent that there is a conflict between any such agreement, applicable law or regulation and this Agreement, the terms of such Government agreement, applicable law or regulation shall prevail.

3.3 BOARD, by this AGREEMENT, makes no representation as to the patentability, validity, and/or breadth of the inventions contained in the PATENT RIGHTS. BOARD, by this AGREEMENT, makes no representation as to whether there are any patents now held, or which will be held, by others or by BOARD in the LICENSED FIELD, nor does BOARD make any representation that the inventions contained in PATENT RIGHTS do not infringe any other patents now held or that will be held by others or by BOARD.

                                   IV. LICENSE

4.1 BOARD hereby grants to LICENSEE a royalty-bearing, exclusive license under the LICENSED SUBJECT MATTER to manufacture, have manufactured, use and/or sell LICENSED PRODUCTS, to practice any method, process or procedure and to otherwise exploit the LICENSED SUBJECT MATTER, within LICENSED TERRITORY for use within LICENSED FIELD. Subject to Paragraph 5.8 herein, such license shall extend to BOARD's undivided interest in any LICENSED SUBJECT MATTER developed during the term of this AGREEMENT and jointly owned by BOARD and LICENSEE. This grant shall be subject to Paragraph 3.2, hereinabove, the payment by LICENSEE to BOARD of all consideration as provided in this AGREEMENT, including the timely payment of all amounts due during the term of this Agreement under any sponsored research agreement covering the Licensed Subject Matter between MDA and LICENSEE (including but not limited to the RESEARCH AGREEMENTS, reimbursement of MDA's patent expenses as set forth in Paragraph 5.7 below, and shall be further subject to rights retained by BOARD and MDA to:

      (a) Publish the general scientific findings from research related to LICENSED SUBJECT MATTER; and

      (b) Use any information contained in LICENSED SUBJECT MATTER for research, teaching, patient care, and other educationally-related purposes.

      Notwithstanding the foregoing, the license granted in this Section 4.1 under TECHNOLOGY RIGHTS not covered by any PATENT RIGHTS shall be non-exclusive for all applications that do not pertain in any way to the p53 gene, the k-ras gene, or mutations thereof, the genetic or functional inhibition or promotion thereof; the translation or transcription pathways of such genes or mutations thereof, or any protein or molecule expressed by such genes or mutations thereof.

4.2 LICENSEE shall have the right to extend the license granted herein to any AFFILIATE provided that such AFFILIATE consents in writing, with copy to BOARD, to be bound by this AGREEMENT to the same extent as LICENSEE.

4.3 The license granted under Paragraph 4.1 above shall include the rights to grant and authorize sublicenses within the scope of the right and license granted to LICENSEE. LICENSEE shall monitor the operations of its SUBLICENSEES in connection with the obligations of LICENSEE pursuant to this AGREEMENT, and shall use reasonable efforts to ensure that such SUBLICENSEES comply fully with such obligations. LICENSEE shall promptly inform BOARD of the name and address of each such SUBLICENSEE, and subject to any obligations of confidentiality to the SUBLICENSEE, shall provide MDA a copy of the sublicense agreement.

                             V. PAYMENTS AND REPORTS

5.1 In consideration of rights granted by BOARD to LICENSEE under this AGREEMENT, LICENSEE agrees to pay MDA the following:

      (a) [*] of NET SALES attributed to SALES of LICENSED PRODUCTS by LICENSEE, AFFILIATES and SUBLICENSEES; and

      (b) For any advance payment received by LICENSEE from a third party pursuant to a sublicense, marketing, distribution, or franchise agreement, other than amounts paid to LICENSEE in reimbursement of development or other costs, as provided for in Article 4.3 hereof and which is creditable against future royalties to be received by LICENSEE:[*] of said advance payment.

      (c) LICENSEE will not be obligated to pay MDA any portion of any advanced payment received by LICENSEE from a third party [*].

      (d) If LICENSEE desires to fund sponsored research, and particularly where LICENSEE receives R&D money in lieu of or in addition to royalty revenues pursuant to a sublicense, LICENSEE shall give good faith consideration to funding such proposals at MDA.

5.2 In the event that more than one patent within the PATENT RIGHTS is applicable to any LICENSED PRODUCT subject to royalties under this Article V, then only one royalty shall be paid to MDA in respect of such quantity of the LICENSED PRODUCTS and in any event no more than one royalty will be payable hereunder with respect to any particular LICENSED PRODUCT unit. In addition:

      (a) No royalty shall be payable under Paragraph 5.1 above with respect to the SALE of LICENSED PRODUCTS between or among LICENSEE, AFFILIATES and SUBLICENSEES, provided that such LICENSED PRODUCTS are to be resold to unrelated third parties, or with respect to any fees or other payments paid between or among LICENSEE and AFFILIATES; nor shall a royalty be payable under Paragraph 5.1 with respect to SALES of LICENSED PRODUCTS for use in clinical trials or as samples.

      (b) In the event that a LICENSED PRODUCT is sold in combination as a single product, or in a kit, with another product or component and no royalty would be due hereunder on the sale of such other product or component alone, then NET SALES from such combination sales for purposes of calculating the amounts due under this Article V shall be as reasonably allocated by LICENSEE between such LICENSED PRODUCT and such other product or components, based upon their relative importance and proprietary protection as commercially reasonable.

5.3 During the Term of this AGREEMENT and for [*] thereafter, LICENSEE shall keep complete and accurate records if its SALES and NET SALES of LICENSED PRODUCTS and other income subject to royalties hereunder and all revenues received from all SUBLICENSEES to enable the royalties payable hereunder to be determined. LICENSEE shall permit BOARD or its representatives, at BOARD's expense, to periodically examine its books, ledgers, and records during regular business hours for the purpose of and [*] are determined to have been underpaid LICENSEE shall pay the cost of such examination, and accrued interest at the highest allowable rate.

5.4 Within [*] after March 31, June 30, September 30, and December 31, LICENSEE shall deliver to BOARD and MDA a true and accurate report, giving such particulars of the business conducted, if any, by LICENSEE, including all revenues received from all SUBLICENSEES, during the preceding three
      (3) calendar months under this AGREEMENT as are pertinent to an account for payments hereunder. Such report shall include at least (a) the quantities of LICENSED SUBJECT MATTER that it has produced; (b) the total SALES, (c) the calculation of royalties thereon; and (d) the total royalties so computed and due BOARD. Simultaneously with the delivery of each such report, LICENSEE shall pay to BOARD the amount, if any, due for the period of such report. If no payments are due, it shall be so reported.

5.5 Upon the request of BOARD or MDA but not more often than once per calendar year, LICENSEE shall deliver to BOARD and MDA a written report as to LICENSEE's efforts and accomplishments during the preceding year in commercializing LICENSED SUBJECT MATTER in various parts of the LICENSED TERRITORY and its commercialization plans for the upcoming year.

5.6 All amounts payable hereunder by LICENSEE shall be payable in United States funds. Checks shall be made payable to The University of Texas M.D. Anderson Cancer Center. Any withholding or other tax that LICENSEE, an AFFILIATE, or a SUBLICENSEE are required by law to withhold shall be deducted from royalties owing to MDA hereunder and promptly paid to the taxing authority. If royalties paid to LICENSEE or an AFFILIATE by a SUBLICENSEE on NET SALES of LICENSED PRODUCTS are reduced for withholding or similar taxes, LICENSEE may deduct a portion of such tax from the royalties payable to UNIVERSITY with respect to such Net Sales; the portion to be so deducted shall equal the amount of the tax multiplied by the fraction B/A, where "A" equals the gross royalty payable to LICENSEE on such Net Sales prior to the withholding or similar tax, and "B" equals the gross royalty payable to UNIVERSITY on such Net Sales prior to the reduction under this Section 5.6. In regard to any tax so deducted, LICENSEE shall furnish UNIVERSITY with proper evidence of the taxes paid. In the event that LICENSEE realizes a reduction in its U.S. tax liability by reason of a foreign tax credit with respect to withholding taxes so deducted from royalties payable to MDA hereunder, LICENSEE shall pay to MDA the amount of such reduction in its U.S. tax liability.

5.7 LICENSEE shall reimburse MDA [*] in filing, prosecuting, enforcing and maintaining PATENT RIGHTS exclusively licensed hereunder and which were not already reimbursed pursuant to the Option Agreement in Exhibit I hereto, and shall pay all such future expenses so long as and in such countries as [*]. In the event that LICENSEE notifies MDA that it does not wish to reimburse further expenses of prosecuting or maintaining any application or patent within the PATENT RIGHTS in any country, LICENSEE shall not be responsible for any such expenses with respect to such application or patent after MDA's receipt of such notice, and LICENSEE's license under Paragraph 4.1 above shall become nonexclusive with respect to such application (and any patent issuing thereon) or patent in such country. MDA will invoice LICENSEE on a quarterly basis beginning October 1, 1994,[*].

5.8 No payments due or royalty rates under this AGREEMENT shall be reduced as the result of co-ownership of LICENSED SUBJECT MATTER by BOARD and LICENSEE.

5.9 It is understood that royalties shall be due under 5.1(a) above only on SALES of LICENSED PRODUCTS, the SALE of which [*]. However, if the SALE of a LICENSED PRODUCT [*], LICENSEE shall pay royalties hereunder on all sales of such LICENSED PRODUCT in any country, regardless of whether the sale of such product in such country would infringe a VALID CLAIM. [*]

5.10 Effective upon written notice to MDA, LICENSEE may convert the license granted to LICENSEE under Paragraph 4.1 with respect to any patent or application within the PATENT RIGHTS to a non-exclusive license. Following such notice, the amounts to be paid to MDA under Paragraph 5.1 above with respect to any VALID CLAIMS within such patent or application, after any other adjustment under this AGREEMENT, shall be [*].

                           VI. PATENTS AND INVENTIONS

6.1 If [*] it is agreed by BOARD and LICENSEE that a new patent application should be filed for LICENSED SUBJECT MATTER, [*] will prepare and file appropriate patent applications, and [*] will pay the cost of searching, preparing, filing, prosecuting and maintaining same, subject to Paragraph
      5.7 above. [*] shall provide [*] with a copy of the new patent application for which [*] has paid the cost of filing, as well as copies of any documents received or filed during prosection thereof. [*] shall consult with [*] in a timely manner concerning (i) scope and content of all patent applications within the PATENT RIGHTS prior to filing such patent applications, and (ii) content of and proposed responses to official actions of the United States Patent and Trademark Office and foreign patent offices during prosecution of any patent applications within the PATENT RIGHTS. For purposes of this Paragraph 6.1, "timely" shall mean sufficiently in advance of any decision by [*] or any deadline imposed upon written response by [*] so as to allow [*] to meaningfully review such decision or written response and also provide comments to [*] in advance of such decision or deadline to allow comments of [*] respect to the PATENT RIGHTS to be considered and incorporated into [*] decision or written response.

6.2 With respect to the filing of any patent application within the PATENT RIGHTS, or the prosecution of any patent application within the PATENT RIGHTS, or the maintenance of any patent within the PATENT RIGHTS, if [*] elects not to file for or continue prosecution of any such patent application or maintain any such patent,[*] shall promptly notify [*] in writing sufficiently in advance of any deadline to enable [*] to file for or continue prosecution of such patent application and/or maintain such patent, and in such event [*] (or its designee) may at its discretion pursue such filing, prosecution and/or maintenance of its own expense in [*] name.

                          VII. INFRINGEMENT AND DEFENSE

7.1 LICENSEE agrees, itself or through its designee, to use reasonable efforts generally to enforce the PATENT RIGHTS with respect to substantial continuing infringements of the PATENT RIGHTS within the LICENSED FIELD, by initiating legal action, sublicensing the infringing activities or otherwise. It is understood, however, that such obligation shall not be deemed to require LICENSEE to take such actions with respect to each such infringement, and LICENSEE may take into account reasonable strategic and other considerations in determining which infringers to take action against, as well as when and whether to do so. If LICENSEE or its designee commences an action to enforce the PATENT RIGHTS, LICENSEE shall have the right during the pendency of the action [*]. Any amounts recovered from third parties by LICENSEE or a SUBLICENSEE with respect to the PATENT RIGHTS in such action or proceeding shall be applied [*]

7.2 In the event that [*] does not fulfill its obligations under Paragraph 7.1 above,[*] shall have the right to enforce the PATENT RIGHTS relating to infringement by such a substantial infringer on behalf of [*]; and in such event [*] shall have the right [*]. Any amounts recovered or received from third parties by [*] with respect to the PATENT RIGHTS in such action, proceeding or license shall be retained by [*].

7.3 In the event that LICENSEE, an AFFILIATE or SUBLICENSEE receives a claim from a third party alleging an infringement of intellectual property rights of a third party based upon the manufacture, sale or use of a LICENSED PRODUCT, LICENSEE shall have the right [*].

7.4 In any suit or dispute involving the enforcement or defense of PATENT RIGHTS, the parties shall cooperate fully, including without limitation, subject to the statutory authority of the Attorney General of the State of Texas as applicable to BOARD and MDA, by joining as a party plaintiff and executing such documents as the party prosecuting such suit, action or other proceeding may reasonably request, all at such requesting party's expense. Upon the request and at the expense of the party bringing suit, the other party shall make available to the party bringing suit at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession.

                              VIII. PATENT MARKING

8.1 LICENSEE agrees that all packaging containing individual LICENSED PRODUCT(S), and documentation therefor, sold by LICENSEE, AFFILIATES and SUBLICENSEES of LICENSEE will be marked permanently and legibly with the number of the applicable patent(s) licensed hereunder in accordance with each country's patent laws, including Title 35, United States Code.

                               IX. INDEMNIFICATION

9.1 LICENSEE shall hold harmless and indemnify BOARD, SYSTEM, MDA, its Regents, officers, employees, students, and agents from and against any claims, demand, or causes of action whatsoever, including without limitation those arising on account of any injury or death of persons or damage to property, caused by, or arising out of, or resulting from, the exercise or practice of the license granted hereunder by LICENSEE or its officers, employees, agents or representatives.

9.2 BOARD shall, to the extent authorized under the Constitution and the laws of the State of Texas, hold LICENSEE harmless from liability resulting from the negligent acts or omissions of BOARD or MDA, their agents or employees pertaining to the activities to be carried out pursuant to the obligations of this AGREEMENT; provided, however, that BOARD shall not hold LICENSEE harmless from claims arising out of the negligence of LICENSEE, its officers, agents or any person or entity not subject to BOARD's or MDA's supervision or control.

                       X. USE OF BOARD AND COMPONENTS NAME

10.1 (A) In accordance with BOARD policy, LICENSEE shall not use the name of BOARD, SYSTEM or BOARD, except as described in
                  10.1 (B), below.

      (B)(i) LICENSEE may use the name of MDA, BOARD, or SYSTEM only when indicating, as a factual matter, that MDA, BOARD, or SYSTEM is a licensor of LICENSEE under this AGREEMENT and only in connection with either or both of the following:

                  (a) communications associated with LICENSEE's financing activities; and

                  (b) communications (other than promotions and advertisements) directed to describing or responding to inquiries concerning the business, technology, products, services and associated activities of LICENSEE.

                  (c) in all such communications, LICENSEE shall limit such use, in substance, to stating that a LICENSED PRODUCT or other LICENSED SUBJECT MATTER was invented by the inventor thereof as an employee of MDA and/or that MDA and/or BOARD is the licensor thereof. In no event shall LICENSEE use the name of MDA, SYSTEM or BOARD in product advertising or on product packaging or labels affixed to any products. Communications in accordance with this
                        Section 10.1(B) shall not be deemed a breach of Section 6 of either of the RESEARCH AGREEMENTS.

         (ii) LICENSEE may otherwise use the name of MDA, BOARD, or SYSTEM when and as required by applicable law, rules and regulations, or upon written consent of the party the use of whose name is requested.

                          XI. CONFIDENTIAL INFORMATION

11.1 BOARD and LICENSEE each agree that all information contained in documents marked "confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this AGREEMENT, and not disclosed by the recipient party (except as required by law or court order), its agent or employees without the prior written consent of the other party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient party, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient party by a third party having the right to disclose it, (d) was already known by the recipient party at the time of disclosure, (e) was independently developed or (f) is required to be submitted to a government agency or as otherwise required by law. Notwithstanding the foregoing or any provision of the RESEARCH AGREEMENTS, LICENSEE may disclose any LICENSED SUBJECT MATTER comprising confidential information of BOARD to third parties pursuant to a reasonable confidentiality agreement, and otherwise as is reasonably necessary to exploit the LICENSED SUBJECT MATTER as contemplated in this AGREEMENT.

11.2 Each party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this AGREEMENT is in force and for a period of three (3) years thereafter.

                                 XII. ASSIGNMENT

12.1 This AGREEMENT may not be assigned by LICENSEE without the prior written consent of BOARD; provided that, at any time after eighteen (18) months after the Effective Date, LICENSEE may assign this AGREEMENT without such consent to a party that acquires substantially all of the business or assets of LICENSEE to which this AGREEMENT pertains, so long as LICENSEE notifies BOARD and the assignee agrees in writing to be bound by the terms of this AGREEMENT.

                               XIII. DUE DILIGENCE

13.1 BOARD shall have a right [*] from the EFFECTIVE DATE to terminate the exclusivity of the license granted by BOARD to LICENSEE pursuant to Paragraph 4.1 in any national political jurisdiction within the LICENSED TERRITORY at any time upon written notice to LICENSEE if LICENSEE fails to provide written evidence,[*]; provided that termination of such exclusivity shall not occur unless and until a court of competent jurisdiction has determined in a suit filed by LICENSEE within [*].

                       XIV. TERM, TERMINATION, AND DEFAULT

14.1 The term of this AGREEMENT shall extend from the Effective Date set forth hereinabove to the full end of the term or terms for which PATENT RIGHTS have not expired and if only TECHNOLOGY RIGHTS are licensed and no PATENT RIGHTS are applicable, for a term of fifteen (15) years. Notwithstanding the above, upon the expiration, but not an earlier termination of this AGREEMENT, LICENSEE shall have a non-exclusive, fully paid-up right and license under the LICENSED SUBJECT MATTER to use and otherwise exploit the TECHNOLOGY RIGHTS.

14.2  This AGREEMENT will earlier terminate:

      (a) upon the expiration of thirty (30) days written notice from BOARD if LICENSEE shall become bankrupt and/or if the business of LICENSEE shall be placed in hand of a receiver, assignee, or trustee, whether by voluntary act of LICENSEE or otherwise;

      (b) (i) [*] written notice from BOARD if LICENSEE shall breach or default on the payment obligations of Article V, or use of name obligations of Article X; or (ii) upon [*] written notice if LICENSEE shall breach or default any other obligation under this AGREEMENT; provided, however, LICENSEE may avoid such termination if before the end of the applicable period LICENSEE notifies BOARD that such breach has been cured and states the manner of such cure. However, if LICENSEE disputes such breach in writing within such [*] period, BOARD shall not have the right to terminate this AGREEMENT unless and until a court of competent jurisdiction has determined, in a suit filed by LICENSEE within [*] period, that this AGREEMENT was materially breached, and LICENSEE fails to cure such breach within [*] after such determination;[*].

      (c) In its entirety or as to any particular patent application or patent within the PATENT RIGHTS, upon LICENSEE's sixty (60) days prior written notice to BOARD. From and after the effective date of a termination under this Paragraph 15.2(c) with respect to a particular patent application or patent, such patent application and patent in the particular country shall cease to be within the PATENT RIGHTS for all purposes of this AGREEMENT. Upon a termination of this AGREEMENT in its entirety under this Paragraph 15.2(c), all rights and obligations of LICENSEE and BOARD shall terminate, except as provided below.

14.3 Upon termination of this AGREEMENT for any cause, nothing herein shall be construed to release either party of any obligation matured prior to the effective date of such termination. LICENSEE may, after the effective date of such termination, sell all LICENSED PRODUCT and parts therefore that it may have on hand at the date of termination, provided that it pays earned royalty thereon as provided in this AGREEMENT.

14.4 Articles IX, X, and XI, shall survive the expiration and any termination of this AGREEMENT. In addition, upon termination of this AGREEMENT, any and all existing sublicenses shall survive; provided that such SUBLICENSEES promptly agree in writing to be bound by the applicable terms of this AGREEMENT. Except as otherwise provided in this Article XV, all rights and obligations of the parties under this AGREEMENT shall terminate upon the expiration or termination of this AGREEMENT.

                                   XV. GENERAL

15.1 This AGREEMENT constitutes the entire and only AGREEMENT between the parties for LICENSED SUBJECT MATTER and all other prior negotiations, representations, agreements (including that certain PATENT AND TECHNOLOGY LICENSE AGREEMENT between the parties hereto executed on April 21, 1994 but not approved by BOARD) and understandings are superseded hereby. No agreements altering or supplementing the terms hereof may be made except by means of a written document signed by the duly authorized representatives of the parties.

15.2 Any notice required by this AGREEMENT shall be given by prepaid, first class, certified mail, return receipt requested, and addressed in the case of BOARD to:

                                          BOARD OF REGENTS
                                          The University of Texas System
                                          201 West Seventh Street
                                          Austin, Texas 78701
                                          ATTENTION:  Office of General Counsel

      with a copy to:                     The University of Texas
                                          M.D. Anderson Cancer Center
                                          Office of Technology Development
                                          1020 Holcombe Boulevard, Suite 1405
                                          Houston, Texas  77030
                                          ATTENTION:  William J. Doty

      or in the case of LICENSEE to:      Intron Therapeutics, Inc.
                                          301 Congress, Suite 2025
                                          Austin, Texas 78701
                                          ATTENTION: Mr. David Nance

      with a copy to:                     Kenneth A. Clark, Esq.
                                          Wilson, Sonsini, Goodrich & Rosati
                                          650 Page Mill Road
                                          Palo Alto, California 94304

      or such other address as may be given from time to time under the terms of this notice provision.

15.3 LICENSEE shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this AGREEMENT.

15.4 This AGREEMENT shall be construed and enforced in accordance with the laws of the United States of America and of the State of Texas.

15.5 Failure of BOARD to enforce a right under this AGREEMENT shall not act as a waiver of that right or the ability to later assert that right relative to the particular situation involved.

15.6 Headings included herein are for convenience only and shall not be used to construe this AGREEMENT.

15.7 If any provision of this AGREEMENT shall be found by a court to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this AGREEMENT.

      IN WITNESS WHEREOF, parties hereto have caused their duly authorized representatives to execute this AGREEMENT.

THE UNIVERSITY OF TEXAS                   BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER               UNIVERSITY OF TEXAS SYSTEM

By:   /s/ DAVID J. BACHRACH               By:   /s/ THOMAS G. RICKS
   ---------------------------------         -----------------------------------
      David J. Bachrach                         Thomas G. Ricks
      Executive Vice President                  Vice Chancellor for
      for Administration and Finance            Asset Management

APPROVED AS TO CONTENT:                         APPROVED AS TO FORM:

By:   /s/ WILLIAM J. DOTY                 By:   /s/ DUDLEY R. DOBIE, JR.
   ---------------------------------         -----------------------------------
      William J. Doty                           Dudley R. Dobie, Jr.
      Director, Technology Development          Manager, Intellectual Property

INTRON THERAPEUTICS, INC.

By:   /s/ DAVID G. NANCE
   ---------------------------------
      David G. Nance
      President

                                  ATTACHMENT A


Patent and technology rights for U.S. and Foreign Patent Application entitled:
[*]

                                    EXHIBIT 1

                                          OPTION AGREEMENT

                                          December 15, 1992

Mr. David Nance
Managing Partner
Texas Biomedical Development Partners
301 Congress Avenue, 14th Floor
Austin, Texas 78701

RE:   [*]

Dear Mr. Nance:

In accordance with our recent conversation, I am pleased to inform you that The University of Texas M.D. Anderson Cancer Center (MDA) hereby extends an option to Texas Biomedical Development Partners (TBDP) to negotiate a license to the above captioned technology.

This option comprises a promise by MDA not to offer the above-cited technology to others during a prescribed period of time and a promise to negotiate in good faith for the grant of a license. It does not in any way constitute a license in itself. This option is personal to and not assignable by TBDP.

If accepted by your signature below, this option will become active as of December 10, 1992 and will expire on the latter of June 10, 1994 or within 90 days after completion of the Sponsored Research contemplated herein. If the notice by TBDP to exercise their option to negotiate a license has not been received by MDA by June 30, 1994, or 90 days after the completion of the referenced sponsored research, then MDA will thereafter be free to seek other prospective licenses for this technology with no further consideration due TBDP.

Should MDA receive written notification from TBDP exercising said option on or before June 30, 1994, or 90 days subsequent to the completion of the referenced sponsored research, the parties agree to negotiate a license to the captioned matter in good faith, consistent with the attached form of agreement (Attachment A hereto) and consistent with the following terms:


    -   TBDP will reimburse MDA's patent and other out-of-pocket costs.
    - TBDP will pay MDA a running royalty of [*] of licensed products, or [*] received by TBDP as consideration from any sublicensee, whichever amount is less.
    - TBDP will pay MDA that portion equal to MDA's portion of the running royalty of any advance royalty or fee received by TBDP from a sublicensee which is creditable against future running royalties by the sublicensee.
    - TBDP will not be obligated to pay MDA any portion of any advance payment received by TBDP from a sublicensee which is not creditable against future running royalties by the sublicensee.
    - TBDP will convey individually to Dr. Jack A. Roth ten percent (10%) of the capital stock of the new company established by TBDP to complete the development and commercialization of the captioned matter. Dr. Roth's share of capital stock in the new company shall not be diluted up to Initial Public Offering (IPO). However, in the event that the new company, for example, merges with or is acquired by another entity, or transfers or sublicenses materially all of its rights under the contemplated license agreement prior to IPO, then TBDP will convey to Dr. Roth twenty-five percent (25%) of the capital stock of the new company previously established to develop the captioned matter. Additionally, if TBDP wishes, at some future date, to syndicate the development and commercialization of the captioned matter and must give up equity in the new company, then Dr. Roth's pre-IPO equity position shall be diluted on a prorate basis with all other capital stockholders. However, Dr. Roth's share of the capital stock in the new company shall not be diluted below ten percent (10%) up to IPO.
    - TBDP will commit to the development and commercialization of the captioned matter and will grant MDA a first right of refusal to conduct the research required for said development and commercialization.


Should TBDP exercise its option in the time and manner provided herein and should TBDP and MDA fail to reach agreement on license terms by July 31, 1994, then MDA will thereafter be free to seek other

Mr. David Nance                                                        EXHIBIT 1
December 15, 1992
Page 2

prospective licensees with no further consideration due TBDP, except MDA agrees to use reasonable efforts to secure reimbursement of TBDP's direct costs hereunder from said licensee.

It is agreed between the parties that the consideration for this option is [*] option fee, plus a commitment of up to [*] for Phase I Clinical Trials and [*] for basic research (subject to internal approval by MDA, approval by TBDP, and a definitive Sponsored Research Agreement mutually agreed to and executed by the parties) on the captioned matter. The [*] option fee, payable upon execution of this Option Agreement by TBDP, will be applied by MDA as a credit against any future payments for reimbursement of patent expenses due under a license agreement subsequently entered into pursuant hereto. The option fee is only refundable to TBDP in the event that MDA elects not to perform the referenced research and thereby terminates this Option Agreement. MDA agrees to notify TBDP of MDA's intention, if any, to terminate this Option Agreement within a reasonable period of time.

If the provisions of this Option Agreement are satisfactory to you, then please indicate your acceptance of these terms by signing and returning the enclosed copy of this letter.

                                          Very truly yours,


                                          /s/ WILLIAM J. DOTY
                                          --------------------------------------
                                          William J. Doty
                                          Director, Technology Development

WJD:ipm

cc:   Jack A. Roth, M.D.
      Tapas Mukhopadhyay, Ph.D.
      Michael A. Tainsky, Ph.D.

AGREED TO BY TEXAS BIOMEDICAL DEVELOPMENT PARTNERS

By:   /s/ DAVID NANCE
   ------------------------------------
            David Nance
            Managing Partner

Date:       12-17-92

                                    EXHIBIT 2

                                  June 17, 1993

Mr. William J. Doty
Director
Technology Development
The University of Texas
M.D. Anderson Cancer Center
1515 Holcombe Boulevard
Houston, TX 77030
FAX (713) 794-1356

      Re: [ * ] and Option Agreement for "Methods and Compositions for Retroviral Vector Mediated Transduction", Jack A. Roth, M.D., et al., dated December 15, 1992.

Dear Bill:

      This is to inform you that Texas Biomedical Development Partners (TBDP) wishes to exercise the above referenced options and to immediately begin preparation of a License Agreements as contemplated in the Option Agreements.

      Further, TBDP wishes to assign its rights and responsibilities under the respective Option Agreements and under the prospective License Agreements to new corporations established to commercialize the technologies optioned and/or supported by Sponsored Research Agreements with TBDP.

      Respecting the technologies and research associated with the laboratory of [*]

      Respecting the technologies and research associated with the laboratory of Dr. Roth, the new company is Intron Therapeutics Inc., a Delaware Corporation .

      If you have any questions please do not hesitate to call.

      I look forward to working with you to document and expedite the License Agreements.

                                          Yours very truly,

                                          /s/ DAVID NANCE
                                          --------------------------------------
                                          David Nance
                                          Managing Partner

                                    EXHIBIT 3

                               [SR 93-04 SPONSORED
                               RESEARCH AGREEMENT]

                                    EXHIBIT 4

                          [CS 93-27 SPONSORED RESEARCH
                          AGREEMENT FOR CLINICAL STUDY]

                                    EXHIBIT 5

                                November 26, 1993

Mr. Michael J. Best
Chief Financial officer
The University of Texas
M.D. Anderson Cancer Center
1515 Holcombe Boulevard
Houston, TX 77030

      RE:   Sponsored Research Agreement (SR93-04), "Development of Therapeutic
      Treatment and Prevention of Lung Cancer", and Sponsored Research Agreement (CS93-27), "Clinical Protocol for Modification of Oncogene and Tumor Suppressor Gene Expression in Non-Small Cell Lung Cancer (NSCLC)".


Dear Mr. Best:

Pursuant to Article 11 of the above referenced sponsored research agreements, Texas Biomedical Development Partners herewith provides notification that it has assigned substantially all of its business respecting the subject sponsored research agreements to Intron Therapeutics, Inc.

Please contact me if you have any questions.

Sincerely,

/s/ DAVID NANCE
-------------------
David Nance
Managing Partner

cc:   Jack A. Roth, M.D.
      William J. Doty
      Donna S. Gilberg, CPA

                                 AMENDMENT NO. 1
                                     TO THE
                     PATENT AND TECHNOLOGY LICENSE AGREEMENT

         This is AMENDMENT NO. 1 effective this 1st day of September, 1996, ("EFFECTIVE AMENDMENT NO. 1 DATE") to the patent and Technology License Agreement dated July 20, 1994 (hereinafter referred to as the "AGREEMENT"), by and between THE UNIVERSITY OF TEXAS M.D. ANDERSON CANCER CENTER (hereinafter referred to as "MDA"), located at Houston, Texas, and which is a component institution of THE UNIVERSITY OF TEXAS SYSTEM (hereinafter referred to as "SYSTEM") which is governed by a BOARD OF REGENTS (hereinafter referred to as "BOARD") and INTROGEN THERAPEUTICS, INC., located at 301 Congress Avenue, Suite 1850, Austin, Texas 78701 (hereinafter referred to as "LICENSEE").


                                    RECITALS

A. BOARD is the owner of the PATENT AND TECHNOLOGY RIGHTS of the invention(s) listed in ATTACHMENT A hereto ("INVENTIONS(s)").

B. LICENSEE is a company interested in the development and commercialization of new technologies directed to the treatment of cancer, and other threatening diseases, to which end LICENSEE, MDA and BOARD entered into the AGREEMENT noted hereinabove.

C. LICENSEE wishes to add the INVENTION(s) to its rights and obligations under the AGREEMENT.

D. BOARD wishes to grant LICENSEE rights to the INVENTION(s) under the AGREEMENT to promote its practical development for the benefit of the MDA's patients and for the benefit of the people of the state of Texas.

E. The definitions set forth in the AGREEMENT shall apply in this AMENDMENT NO. 1, except to the extent that a definition herein is specific to this AMENDMENT NO. 1.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree to the following:

                                  AMENDED TERMS

1. Attachment A to the AGREEMENT is hereby amended by adding to the LICENSED SUBJECT MATTER thereof the INVENTION(s) listed in Schedule A of this Amendment.

2. In addition to the reimbursements for patent expenses provided for under the AGREEMENT and all other amendments thereto, LICENSEE shall reimburse MDA [*] of the EFFECTIVE DATE of this AMENDMENT NO. 1 for [*] related to the INVENTION(s) and shall further reimburse MDA for [*] for the INVENTION(s) pursuant to Article 4.1(a) of the AGREEMENT [*], pursuant to invoicing by MDA.

         OTHERWISE, the terms and provisions of the original AGREEMENT thereto shall remain in full force and effect, provided, however, that in the event of a conflict in the terms and conditions between this AMENDMENT NO. 1 and the AGREEMENT, the terms and conditions of the AGREEMENT shall prevail.

         IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THEIR DULY AUTHORIZED REPRESENTATIVES TO EXECUTE THIS AMENDMENT NO. 1.

THE UNIVERSITY OF TEXAS                   BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER               UNIVERSITY OF TEXAS SYSTEM


By: /s/ DAVID J. BACHRACH                 By: /s/ CHARLES  B. MULLINS
    ------------------------------------      ----------------------------------
         David J. Bachrach                        Charles B. Mullins, M.D.
         Executive Vice President                 Chancellor
         for Administration and Finance


APPROVED AS TO CONTENT                    APPROVED AS TO FORM


By: /s/ WILLIAM J. DOTY                   By: /s/ DUDLEY R. DOBIE, JR.
    ------------------------------------      ----------------------------------
        William J. Doty                           Dudley R. Dobie, Jr.
        Director, Technology Development          Manager, Intellectual Property


INTROGEN THERAPEUTICS, INC.


By: /s/ DAVID G. NANCE
    -----------------------------------
        David G. Nance
        President

                                   SCHEDULE A

Patent and Technology rights for U.S. and Foreign Patent Application entitled:

         [*]

                                       -3-